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                                                                       EXHIBIT 5

          [MORRILL THOMAS NOONEY & BRAUN, LLP LETTERHEAD APPEARS HERE]

                                 March 22, 2001

Black Hills Corporation
625 Ninth Street

Rapid City, South Dakota 57701

       Re: Black Hills Corporation
          Registration Statement on Form S-1

Gentlemen:

    We have acted as counsel for Black Hills Corporation, a South Dakota corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a proposed public offering of up to 3,450,000 shares of the Company's common stock, par value $1.00 per share (the "Shares"), to be sold by the Company (including up to 450,000 shares subject to an over-allotment option granted by the Company to the underwriters offering the Shares). A Registration Statement on Form S-1 (the "Registration Statement"), covering the sale of the Shares has been filed under the Securities Act with the Securities and Exchange Commission. As described in the Registration Statement, the Company is selling the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, Credit Suisse First Boston Corporation, Lehman Brothers Inc., CIBC World Markets Corp. and UBS Warburg LLC, as the representatives for the underwriters.

    In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate,
(b) relied upon the accuracy of facts and information set forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully-paid and nonassessable shares of common stock of the Company.

    We are members of the bar of the State of South Dakota. Our opinion expressed above is limited to the laws of the State of South Dakota and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.
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Black Hills Corporation
March 22, 2001
Page 2

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                      Yours very truly,

                                      /s/ MORRILL THOMAS NOONEY & BRAUN, LLP

                                      MORRILL THOMAS NOONEY & BRAUN, LLP